UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2016

Mattersight Corporation

(Exact Name of Company as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577
(Commission File Number)	(IRS Employer Identification No.)

200 W. Madison Street, Suite 3100, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Company's telephone number, including area code:    (877) 235-6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 25, 2016, Mattersight Corporation (the “Company”), together with its wholly-owned subsidiaries Mattersight Europe Holding Corporation and Mattersight International Holding, Inc., as co-borrowers, entered into an amendment to its existing Second Amended and Restated Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (the “Lender”). The Amendment extended the term of the Company’s line of credit with the Lender for an additional year, through March 31, 2018, and replaced the existing financial covenants with a requirement that (a) the Company achieve certain free cash flow targets, measured quarterly commencing in the quarter ending March 31, 2016, and (b) the Company maintain unrestricted cash on deposit with the Lender that, when added to the unused availability under the revolving credit facility, equals or exceeds $17,000,000. Pursuant to the Amendment, the Lender also agreed to make available to the Company an additional $6,000,000 term loan (the “Term Loan”), which is interest only through March 1, 2017, and fully amortizing over a thirty-six (36) month period thereafter.  The Term Loan may be prepaid at any time, provided that a prepayment premium of 1%, with respect to prepayments made prior to March 25, 2017, and 0.5%, with respect to prepayments made prior to March 25, 2018, is made in connection with such prepayment.

The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits:

10.1

First Amendment to Second Amended and Restated Loan and Security Agreement between Silicon Valley Bank, Mattersight Corporation, Mattersight Europe Holding Corporation, and Mattersight International Holding, Inc., dated March 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: March 31, 2016	By:	/S/ Sheau-ming K. Ross
Sheau-ming K. Ross
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1

First Amendment to Second Amended and Restated Loan and Security Agreement between Silicon Valley Bank, Mattersight Corporation, Mattersight Europe Holding Corporation, and Mattersight International Holding, Inc., dated March 25, 2016